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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            ILX RESORTS INCORPORATED
             (Exact name of registrant as specified in its charter)



Arizona                                         860564171
(State of incorporation or                      (I.R.S. Employer
organization)                                   Identification No.)


2111 East Highland Avenue, Suite 210, Phoenix, Arizona  85016
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------

    Common Stock, without par value           American Stock Exchange



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]
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If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates:
      N/A                (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      none
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description under the heading "Description of ILX Securities and Pertinent Arizona Statutes" relating to the Registrant's no par value common stock in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-45403) filed with the Securities and Exchange Commission ("SEC") on February 2, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit No.   Description                                             Method of
                                                                      Filing

     1        Articles of Incorporation, as amended                     (1)

     2        Amended and Restated Bylaws                               (2)

     3        Form of Common Stock Certificate                          (3)

------------
(1) Incorporated by reference to Exhibits 3(i).1 through 3(i).10 to Registrant's Registration Statement on Form S-1 (File No. 333-45403), filed on February 2, 1998.

(2) Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement on Form S-1 (File No. 333-45403), filed on February 2, 1998.

(3)   Filed herewith.

In addition to the foregoing exhibits, which form a part of this Registration Statement, the following items have been delivered to the American Stock
Exchange:

      (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      (b)   1996 Annual Report to Shareholders;

      (c) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

      (d) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997;


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      (e)   Quarterly Report on Form 10-Q for the quarterly period ended
            September 30, 1997;

      (f) Proxy Statement filed April 29, 1997 pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (g) Proxy Statement filed December 29, 1997 pursuant to Section 14 of the Exchange Act;

      (h) Current Report on Form 8-K, dated January 1, 1997, and filed with the SEC on January 15, 1997;

      (i) Current Report on Form 8-K, dated January 7, 1997, and filed with the SEC on February 11, 1997;

      (j) Current Report on Form 8-K, dated May 2, 1997, and filed with the SEC on May 20, 1997;

      (k) Current Report on Form 8-K, dated May 15, 1997, and filed with the SEC on May 20, 1997;

      (l) Current Report on Form 8-K, dated June 23, 1997, and filed with the SEC on July 1, 1997;

      (m) Current Report on Form 8-K, dated August 22, 1997, and filed with the SEC on September 19, 1997; and

      (n) Current Report on Form 8-K, dated September 22, 1997 and filed with the SEC on September 25, 1997.


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    ILX RESORTS INCORPORATED



Dated: February 4, 1998          By /s/ Joseph P. Martoni
                                   ---------------------------
                                      Joseph P. Martori
                                      Chairman of the Board


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